 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 23, 2008

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75320
(Address of principal executive offices) (Zip Code)

214-666-6250
(Registrant's telephone number, including area code)

Copies to:
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 3.03  Material Modification to Rights of Security Holders.

Effective as of June 26, 2008, in contemplation of the Share Exchange between PNG Ventures, Inc. (“PNG”) and Earth Biofuels, Inc. (“EBOF”), resulting in the acquisition by PNG  from EBOF of all or substantially all of the Arizona liquid natural gas assets of EBOF,  PNG, New Earth LNG, LLC (“New ELNG”), an indirect wholly-owned subsidiary of EBOF and subsidiaries of New ELNG (collectively with PNG and New ELNG,  the “Loan Parties”), entered into an Amended Credit Agreement, with Fourth Third LLC (“Fourth Third”) and the other financial institutions party thereto (the “Lenders”) and related loan and collateral documents, including, without limitation, the Master Rights Agreement (the “Master Rights Agreement”), by and among PNG and Fourth Third, providing for the issuance to Fourth Third of 1,100,000 shares of PNG common stock (the “Fourth Third Shares”), providing for certain registration rights of the Fourth Third Shares, and providing for certain redemption provisions of these shares.  The Master Rights Agreement is Exhibit 10.4 to PNG’s current report on Form 8-K, filed with the Securities and Exchange Commission on July 7, 2008.

On December 23, 2008, PNG and Fourth Third entered into an amendment of the Master Rights Agreement, effective as of December 19, 2008, primarily for the purpose of amending the definition of “Price Determination Date” to extend the date from December 20, 2008 to as late as April 1, 2009.  A copy of the amendment is attached hereto as an Exhibit and is filed herewith.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Letter from the Company to Fourth Third, dated December 22, 2008, is listed in the Index to Exhibits and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 24, 2008

PNG VENTURES, INC.

/s/ Kevin W. Markey
   Kevin W. Markey
   Chief Executive Officer

Index to Exhibits

10.1 Letter from the Company to Fourth Third, dated December 22, 2008, filed herewith.